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                                                              EXHIBIT 10.19
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                        MEMORANDUM OF LEAVE AND LICENCE
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This Memorandum of Leave and Licence made at Mumbai on this 18th day of April,
1998 between Sunil Wadhwani residing at 930 Osage Road, Pittsburgh PA 15243,U.S.A. (hereinafter referred to as "the Licensor" which expression shall unless repugnant to its context shall mean and include his heirs, successors and assigns) of the One Part;

                                      And

Scott Systems Private Limited a company incorporated under the Companies Act, 1956 and having its Registered Office at Mastech Centre, 18 Viman Nagar, Pune 411 014, (hereinafter referred to as "the Lecensee" which expression shall include its successors and permitted assigns) of the Other Part.


WHEREAS the Licensor is the owner of commercial premises at 209, 306 and 309 at Navkar Chambers, Andheri-Kurla Road, Andheri (E), Mumbai 400 069.

WHEREAS the Licensee is desirous of taking a portion of the said commercial premises namely office nos: 209, 306 and 309 at "Navkar Chambers", Andheri-Kurla Road, Marol Village, Andheri (E), Mumbai 400 069 (hereinafter referred to as "the said premises") on leave and license basis.

NOW THIS MEMORANDUM WITNESSETH AS UNDER:

1. The Licensee has been given by the Licensor a licence to make use of the said premises.

2. The said license has been and shall be regarded as operative from April 16, 1998 to March 31, 2003. The Licensee has agreed to and shall continue to pay license fee in the sum of Rs.20,000 (Rupees Twenty thousand only) per month for office no. 209, Rs.20,000 (Rupees Twenty thousand only) per month for Office no. 306 and Rs.20,000 (Rupees Twenty thousand only) per month for Office no. 309 aggregating to Rs.60,000 (Rupees Sixty thousand only) per month for all offices or such license fee as may be mutually agreed from time to time pursuant to the review as set out in clause 3 below. The said sum shall be paid in advance, by the Licensee to the Licensor regularly on 1st day of every English calendar month.

3. The license fee shall be reviewed in March, 1999. Pursuant to such review, the license fee may be revised from time to time as mutually agreed in writing by the Licensor and the Licensee. The license fee as most recently agreed shall always be in force and the Licensee shall pay the Licensor such license fee as provided herein.

4. The Licensee shall pay all charges in respect of water, electricity, power, maintenance, sanitation, security and all other running and maintenance expenses in respect of the use of the said presmises. The property tax and other public dues in respect of the said premises shall be paid by the Licensor.

5. Upon execution of this Memorandum by the Licensor and the Licensee, the Licensee shall be entitled to commence work relating to interior office infrastructure such as furniture, fixtures, lighting, airconditioning etc. and for this purpose the Licensee can use the said premises from the date hereof.
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6.  The licence is personal to the Licensee and the Licensee shall have no right to sub-let, transfer or part with the possession or occupation of the said premises or any part thereof in any manner and shall not have any right to allow anyone else to make use of the licence given to it by the Licensor.

7. At all times during the continuance of the licence, the Licensee shall keep the premises in good and substantial and tenantable repair, and all charges for doing so shall be borne by the Licensee. If however, there are any major structural repairs or any reconstruction required by reason of any portion falling down, or being in danger of falling down, the Licensor shall effect such repairs or make reconstruction at their own cost.

8. The license is given only for carrying out bonafide business activities of the Licensee. The Licensee shall make use of the said premises carefully and always keep them neat and clean and all cost for doing so shall be borne by the Licensee. The Licensee shall not do or cause to be done any act or thing which may be unlawful or may amount to nuisance or annoyance, waste or damage to the said premises. If any such damage is, however, caused to the premises, the same shall be repaired by the Licensee at its cost.

9. If the Licensee is desirous of making at its own cost any alterations or constructions in temporary or permanent structure of constructions in the said premises to meet or suit its needs it may do so with prior written consent of the Licensors provided there is no permanent damage to the existing premises.

    Licensor shall not be required to spend any amount in respect of such alterations or reconstructions and the Licensee shall not be entitled to claim any compensation for such expenses incurred by the Licensee for such alterations or constructions.

10. The Licensor shall not be liable to the Licensee for any loss or damage caused to any goods or machinery of the Licensee or the life or property or invitees in or out of such premises or an the passage permitted to be used at any time by reason of theft, fire, riot, leakage of water or any act of God or by any reason whatsoever.

11. In case of any default by the Licensee to abide by terms and conditions of this lecence including failure to pay the Licence Fee, the Licensors shall be entitled to give the Licensee a notice of their intention to revoke the Licence on the expiry of fifteen days from the date of such notice. If the Licensee fails to remedy the default within the said period of fifteen days the licence shall be terminated forthwith on the expiry of the said fifteen days.

12. Nothing contained herein shall create or shall be construed to create any tenancy right or any interest, estate or rights in respect of the said premises and the said premises shall continue to be and shall be deemed to continue to remain in the possession of the Licensor.

13. The Licensee shall be terminated at the end of 31st day of March, 2003. However, the Licensor may terminate the licence earlier by giving notice of termination to the Licensee of not less than one hundred and twenty (120) days.

14. The Licensor or his authorised representatives shall at all times during continuance of the license be entitled to inspection of the said premises.

15. If at any time, the Licensee is ordered to be wound up under the orders of a competent court or authority or by passing a resolution for winding up or permanently closes its business or if any receiver is appointed to take possession of its properties, the licence shall come to an end forthwith automatically and the Licensors shall be entitled to forthwith receive the vacant and peaceful possession of the said premises.
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16.  In the event of determination or revocation of the licence for any reason whatsoever, the Licensee shall forthwith hand over to the Licensor the vacant and peaceful possession of the said premises and the Licensee shall not be entitled to continue to make use of the said premises and shall cease to make use of the said premises forthwith without raising any dispute and shall remove all its goods, machineries and other properties from the premises and no employee or servant or any agent or representative of the Licensee shall enter the said premises and the Licensor shall be free to restain the Licensee and its servants and employees, agents or representative from entering the said premises and making any use thereof and the Licensors shall also be entitled to remove from the said premises any goods or machineries of the Licensee lying in or upon the said premises if need be without resource to a court of law, and without incurring any liability whatsoever for any claim or compensation. Upon such determination or revocation the Licensee shall pay all outstanding charges for water, electricity etc as is referred to in clause 4 hereof and the Licensor shall be entitled to recover from the Licensee all such charges remaining unpaid by the Licensee.

17. This Memorandum of Leave and Licence shall supersede all earlier understandings, written or otherwise, between the Licensor and Licensee with respect to the license of the said premises.



IN WITNESS WHEREOF the Licensor and Licensee have signed and sealed this Memorandum the day and year first written.



Signed and Delivered by the Licensor
Mr. Sunil Wadhwani                   )  /s/ Sunil Wadhwani


Signed and Delivered by the Licensee
Scott Systems Private Limited by its
Managing Director
Mr. Murali Sanathanam                )  /s/ Murali Sanathanam